Exhibit 99.1

            CONSOLIDATED FREIGHTWAYS CORPORATION
            FILES WITH SEC REGARDING CERTIFICATION

     VANCOUVER, Wash., August 19, 2002 - In statements filed with the SEC today, Consolidated Freightways Corporation announced that neither Chief Executive Officer John Brincko, nor Chief Financial Officer Stephen Sokol, has had sufficient time to complete internal review of the materials covered by the SEC's certification order. Mr. Brincko joined the company on May 28, 2002 and Mr. Sokol was appointed on July 1, 2002.
     The company previously filed for an extension to August 19, 2002 to file its second quarter 10-Q report and by that date Messrs. Brincko and Sokol were also required to provide certification, or to indicate to the SEC that they were unable to certify.
     The company also reported that it has not yet completed the second quarter financial statements or the related management's discussion and analysis of financial condition and results of operations. The company said that work on the Form 10-Q for the period ending June 30, 2002 was continuing, and that it expects to file within approximately two weeks.
     Consolidated Freightways Corporation is comprised of national less-than-truckload carrier Consolidated Freightways, third party logistics provider Redwood Systems, Canadian Freightways LTD, Grupo Consolidated Freightways, the company's subsidiary in Mexico and CF AirFreight, an air freight forwarder.